EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Michael A. Sicuro 702.263.2505
PROGRESSIVE GAMING INTERNATIONAL REPORTS OPERATING RESULTS FOR FOURTH QUARTER OF FISCAL 2005
LAS VEGAS — March 31, 2006 — Progressive Gaming International Corporation (NASDAQ: PGIC) (“the Company”), a leading provider of diversified technology and content products and services used in the gaming industry worldwide, announced today that it reported a net loss of $3.9 million, or $.13 per share, for the three months ended December 31, 2005, as compared to a net income of $1.8 million, or $.08 per share in the same period in 2004. Fourth quarter 2005 operating results exclude one-time charges resulting from the early retirement of a portion of the Company’s high yield debt of $3.0 million or $.09 per share.
Earnings before interest, taxes, depreciation and amortization (EBITDA) were ($.5) million in the fourth quarter of fiscal 2005 as compared to $5.6 million in the same period in 2004. The decrease was primarily due to $4.2 million of revenue from two licensing contracts that were recorded as deferred revenue, higher investments in R&D and SG&A expenses during the 2005 fiscal year compared to 2004, and nonrecurring expenses incurred in the fourth quarter of 2005 of approximately $1.3 million. Additionally, several licensing contracts were delayed and are expected to be completed in 2006 totaling approximately $2.0 million.
Revenues for the three months ended December 31, 2005 decreased to $19.2 million from $21.7 million in the same period a year ago primarily due to the $4.2 million of revenue from the two licensing contracts that were recorded as deferred revenue.
The Company recorded a net loss for the fiscal year ended December 31, 2005 of $3.0 million or $.12 per share compared to a net loss of $2.6 million or a loss of $.12 per share in the same period in 2004. Fiscal 2005 operating results exclude one-time charges resulting from the early retirement of a portion of the Company’s high yield debt of $3.0 million or $.12 per share.
Including the one-time charges resulting from the early retirement of a portion of the high yield debt, the Company recorded a net loss of $6.8 million, or $.22 per share, and a net loss of $6.0 million or $.24 per share for the three and twelve months ended December 31, 2005, respectively.
Earnings before interest, taxes, depreciation and amortization (EBITDA) of $10.3 million for the fiscal year ended December 31, 2005 was lower than the same period in 2004 of $15.2 million primarily due to the items in the fourth quarter mentioned above.

Revenues for the fiscal year ended December 31, 2005 decreased to $73.0 million from $76.4 million as compared to the same period in 2004 primarily due to the fourth quarter revenue transactions that were recorded as deferred revenue, partially offset by an increase in the Company’s system revenues.
President and Chief Executive Officer Russel McMeekin stated: “This past year our management team focused on continuing to transition our business model to a pure content and technology company while simultaneously moving another step forward in the restructuring of the balance sheet and executing on a series of key acquisition and business development initiatives. We divested the remaining lower-margin manufacturing style businesses, acquired and invested in new technologies, strategic intellectual property, R&D, and human capital throughout the organization. We established partnerships with the best gaming operators and suppliers in the world. We believe we are well positioned strategically, along with our partners, in key growth markets to be leaders in innovation in table management systems, server-based wagering, table game content and progressives for both slots and tables. We believe these innovations have incremental revenue generating opportunities for casino operators worldwide, as evidenced in the better than expected demand we have been experiencing over the last 3-4 months.”
McMeekin continued: “2005 was a year of investment and transition, with the primary objective of establishing a platform for long-term value creation and growth. 2006 is a year where we expect to begin to convert the investments of 2005 into the foundation for what we expect to be higher levels of recurring revenue in 2007 and beyond.”
Financial Outlook
Chief Financial Officer Michael A. Sicuro stated: “Customer demand has been better than expected for the new technologies and content surrounding the Intelligent Table System and server-based wagering since we presented these initiatives at last year’s Global Gaming Expo. Achieving full commercial rollout of these products in the next 12 months is paramount to our long-term success. As a result, we will be investing more in R&D in 2006 and deemphasizing certain activities that generate short-term, nonrecurring revenues to increase the intensity in the execution of our growth initiatives which have exciting long-term, higher margin, recurring revenue potential. The less predictable nature of our nonrecurring licensing transactions, as illustrated by the effects of the past several quarters, will continue to result in lumpy revenues each quarter. These revenues will continue to be a significant contributor to our top line for the next 12 months directly impacting the bottom line as these revenues usually have the highest margins. As a result, until our recurring revenues increase to a more comfortable level around 80% or more of total revenues, we will be temporarily suspending providing financial estimates on a quarterly basis, and are adjusting our estimates for the 2006 fiscal year for revenues and EBITDA to $90 — $95 million and $20 — $25 million, respectively. Our new estimate for earnings per share for fiscal 2006 is $.20 - $.25, adjusted for the impact of the lower EBITDA estimate, plus the impact of slightly higher interest costs. These estimates do not include any one-time charges from any debt retirement or refinancing activities, or the effect, if any, from expensing stock options. We expect to continuously evaluate the appropriate time and method to retire the remainder of our high yield debt.”
All financial information discussed above is presented excluding the results of the interior sign division which was sold in May 2005.
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. GAAP is defined as generally accepted accounting principles as applied in the United States.
A conference call to discuss the Company’s operating results mentioned above will be hosted by management on Monday, April 3, 2006 at 8:00 AM PDT. Interested parties may participate via teleconference by dialing 866-831-6234, passcode 38352884. International parties may participate by dialing 617-213-8854, passcode 38352884. The teleconference will be webcast on the Company’s website at www.progressivegaming.net. A replay of the teleconference can be accessed for 30 days by dialing 888-286-8010, passcode 98218543, and international parties by dialing 617-801-6888, passcode 98218543, or on the Company’s website at www.progressivegaming.net. The Company’s website will also include any additional material, historical financial or statistical information discussed in the conference call and not included in the release announcing the Company’s operating results (as well as any non-GAAP financial measures as defined by the SEC), if applicable, and a copy of the Company’s investor presentation.
About Progressive Gaming International
Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.
The Company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net.
TableLink, CasinoLink and Texas Hold ‘Em Bonus Poker are trademarks of Mikohn Corporation. ©2005 Mikohn Corporation. All Rights Reserved
# # #
Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements regarding the expected completion of certain licensing transactions in 2006, the Company’s strategic position and ability to be a leader in its target markets, the potential for certain innovations to provide incremental revenue generating opportunities for casino operators worldwide, anticipated benefits in 2006 from investments made in 2005, anticipated research and development expenditures in 2006, anticipated unpredictability in future revenues, and fiscal 2006 expectations with respect to revenue, EBITDA, and earnings per share. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to delays in the introduction and customer acceptance of new products, the risk that the retirement of the Company’s debt may not be completed when anticipated, or at all, risks related to the integration of VirtGame’s and EndX’s technology with the Company’s products, the status of rights licensed from content providers, risks related to the Company’s ability to enforce and develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances as they occur.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
(amounts in thousands, except per share amounts)	December 31		December 31
	2005	2004	2005	2004
	(unaudited)
Revenues:
Slot and table games	$8,388	$10,758	$33,670	$40,560
Interior signage	—	4,530	5,252	20,014
Systems	10,797	10,990	39,299	35,800

Total revenues	19,185	26,278	78,221	96,374

Cost of revenues:
Slot and table games	3,099	3,434	12,677	11,999
Interior signage	—	3,149	3,832	12,335
Systems	6,174	4,931	19,597	18,548

Total cost of revenues	9,273	11,514	36,106	42,882

Gross profit	9,912	14,764	42,115	53,492

Selling, general and administrative expense	8,098	7,218	28,652	27,595
Slot rent expense	—	55	—	1,204
Research and development	2,322	1,582	8,060	6,102
Depreciation and amortization	1,576	1,748	4,894	8,908
Net gain on disposition of non-core assets	—	—	(2,536)	—
Gain on sale of core intellectual property	—	—	(2,500)	—

	11,996	10,603	36,570	43,809

Operating income	(2,084)	4,161	5,545	9,683

Interest expense	(1,985)	(2,364)	(8,895)	(9,684)
Other income	218	99	360	195

Income (loss) before early retirement of debt and income tax benefit	(3,851)	1,896	(2,990)	194

Loss on early retirement of debt	(2,993)	—	(2,993)	—

Income (loss) before income tax benefit	(6,844)	1,896	(5,983)	194

Income tax benefit	—	74	—	65

Net income (loss)	($6,844)	$1,970	($5,983)	$259

Weighted average common shares:
Basic	30,662	21,878	25,124	21,884

Diluted	30,662	23,601	25,124	22,359

Earnings (loss) per share before early retirement of debt:
Basic	$(0.13)	$0.09	$(0.12)	$0.01

Diluted	$(0.13)	$0.09	$(0.12)	$0.01

Earnings (loss) per share:
Basic	$(0.22)	$0.09	$(0.24)	$0.01

Diluted	$(0.22)	$0.09	$(0.24)	$0.01

PROGRESSIVE GAMING INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$14,081	$12,305
Accounts receivable, net	12,919	14,300
Current portion of contract sales receivable, net	13,170	2,462
Inventories, net	10,534	10,276
Prepaid expenses	3,582	2,572

Total current assets	54,286	41,915

Contract sales and notes receivable, net	89	1,075

Property and equipment, net	4,417	9,975
Intangible assets, net	61,951	34,896
Goodwill	57,173	15,227
Other assets	7,930	4,229

Total assets	$185,846	$107,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$7,681	$9,832
Customer deposits	1,224	3,047
Current portion of long-term debt and notes payable	287	368
Accrued liabilities	5,552	7,614
Deferred revenues and license fees	7,620	2,781

Total current liabilities	22,364	23,642

Long-term debt and notes payable, net of unamortized discount of $954 and $1,895	44,071	63,170
Other long-term liabilities	—	1,970
Deferred tax liability	14,856	8,294

Total liabilities	81,291	97,076

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.10 par value, 100,000,000 shares authorized, 34,355,943 and 22,498,149 issued and outstanding	3,436	2,250
Additional paid-in capital	217,075	116,932
Other comprehensive loss	(744)	(145)
Accumulated deficit	(113,886)	(107,903)

Subtotal	105,881	11,134
Less treasury stock, 254,174 and 217,698 shares, at cost	(1,326)	(893)

Total stockholders’ equity	104,555	10,241

Total liabilities and stockholders’ equity	$185,846	$107,317

PROGRESSIVE GAMING INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended								Year Ended
(amounts in thousands
except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2005	2005	2005	2005	2004	2004	2004	2004	2005	2004

Revenues:
Slot and table games	$8,388	$7,189	$8,115	$9,978	$10,758	$12,631	$7,645	$9,526	$33,670	$40,560
Interior signage	—	—	736	4,516	4,530	4,894	6,004	4,586	5,252	20,014
Systems	10,797	9,648	10,440	8,414	10,990	8,155	9,639	7,016	39,299	35,800

Total revenues	19,185	16,837	19,291	22,908	26,278	25,680	23,288	21,128	78,221	96,374

Cost of revenues:
Slot and table games	3,099	3,563	2,575	3,440	3,434	3,354	2,275	2,936	12,677	11,999
Interior signage	—	—	1,013	2,819	3,149	2,886	3,490	2,810	3,832	12,335
Systems	6,174	5,212	4,129	4,082	4,931	4,305	5,315	3,997	19,597	18,548

Total cost of revenues	9,273	8,775	7,717	10,341	11,514	10,545	11,080	9,743	36,106	42,882

Gross profit	9,912	8,062	11,574	12,567	14,764	15,135	12,208	11,385	42,115	53,492

Gross margin — %	51.7%	47.9%	60.0%	54.9%	56.2%	58.9%	52.4%	53.9%	53.8%	55.5%

Selling, general and administrative expense	8,098	7,497	7,066	5,991	7,218	7,643	6,345	6,389	28,652	27,595
Slot rent expense	—	—	—	—	55	94	233	822	—	1,204
Research and development	2,322	2,003	1,968	1,767	1,582	1,492	1,499	1,529	8,060	6,102
Depreciation & amortization	1,576	865	905	1,548	1,748	1,985	2,630	2,545	4,894	8,908
Net gain on disposition of non-core assets	—	—	(2,536)	—	—	—	—	—	(2,536)	—
Gain on sale of core intellectual property	—	(2,500)	—	—	—	—	—	—	(2,500)	—

	11,996	7,865	7,403	9,306	10,603	11,214	10,707	11,285	36,570	43,809

Operating income	(2,084)	197	4,171	3,261	4,161	3,921	1,501	100	5,545	9,683

Interest expense	(1,985)	(2,256)	(2,321)	(2,333)	(2,364)	(2,398)	(2,443)	(2,479)	(8,895)	(9,684)
Loss on early retirement of debt	(2,993)	—	—	—	—	—	—	—	(2,993)	—
Other income	218	76	37	29	99	66	3	27	360	195

Income (loss) from continuing operations before income tax provision	(6,844)	(1,983)	1,887	957	1,896	1,589	(939)	(2,352)	(5,983)	194

Income tax provision	—	—	—	—	74	—	(9)	—	—	65

Income (loss) from continuing operations	(6,844)	(1,983)	1,887	957	1,970	1,589	(948)	(2,352)	(5,983)	259

Net income (loss)	$(6,844)	$(1,983)	$1,887	$957	$1,970	$1,589	$(948)	$(2,352)	$(5,983)	$259

Weighted average common shares:
Basic	30,662	24,507	23,287	22,567	21,878	21,830	21,768	21,731	25,124	21,884

Diluted	30,662	24,507	25,988	25,491	23,601	22,006	21,768	21,731	25,124	22,359

Earnings (loss) per share:
Basic	$(0.22)	$(0.08)	$0.08	$0.04	$0.09	$0.07	$(0.04)	$(0.11)	$(0.24)	$0.01

Diluted	$(0.22)	$(0.08)	$0.07	$0.04	$0.09	$0.07	$(0.04)	$(0.11)	$(0.24)	$0.01

PROGRESSIVE GAMING INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
PRO FORMA
EXCLUDING INTERIOR SIGN DIVISION

	Three months ended								Year Ended
(amounts in thousands
except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2005	2005	2005	2005	2004	2004	2004	2004	2005	2004

Revenues:
Slot and table games	$8,388	$7,189	$8,115	$9,978	$10,758	$12,631	$7,645	$9,526	$33,670	$40,560
Systems	10,797	9,648	10,440	8,414	10,990	8,155	9,639	7,016	39,299	35,800

Total revenues	19,185	16,837	18,555	18,392	21,748	20,786	17,284	16,542	72,969	76,360

Cost of revenues:
Slot and table games	3,099	3,563	2,575	3,440	3,434	3,354	2,275	2,936	12,677	11,999
Systems	6,174	5,212	4,129	4,082	4,931	4,305	5,315	3,997	19,597	18,548

Total cost of revenues	9,273	8,775	6,704	7,522	8,365	7,659	7,590	6,933	32,274	30,547

Gross profit	9,912	8,062	11,851	10,870	13,383	13,127	9,694	9,609	40,695	45,813

Gross margin — %	51.7%	47.9%	63.9%	59.1%	61.5%	63.2%	56.1%	58.1%	55.8%	60.0%

Selling, general and administrative expense	8,098	7,497	6,863	4,915	6,144	6,599	5,287	5,250	27,373	23,280
Slot rent expense		—	—	—	55	94	233	822	—	1,204
Research and development	2,322	2,003	1,968	1,767	1,582	1,492	1,499	1,529	8,060	6,102
Depreciation & amortization	1,576	865	874	1,464	1,621	1,857	2,493	2,411	4,779	8,382
Net gain on disposition of non-core assets	—	—	(2,536)	—	—	—	—	—	(2,536)	—
Gain on sale of core intellectual property	—	(2,500)	—	—	—	—	—	—	(2,500)	—

	11,996	7,865	7,169	8,146	9,402	10,042	9,512	10,012	35,176	38,968

Operating income	(2,084)	197	4,682	2,724	3,981	3,085	182	(403)	5,519	6,845

Interest expense	(1,985)	(2,256)	(2,321)	(2,333)	(2,366)	(2,397)	(2,442)	(2,477)	(8,895)	(9,682)
Loss on early retirement of debt	(2,993)	—	—	—	—	—	—	—	(2,993)	—
Other income	218	76	37	29	99	63	(49)	24	360	137

Income (loss) from continuing operations before income tax provision	(6,844)	(1,983)	2,398	420	1,714	751	(2,309)	(2,856)	(6,009)	(2,700)

Income tax provision	—	—	—	—	74	—	(9)	—	—	65

Income (loss) from continuing operations	(6,844)	(1,983)	2,398	420	1,788	751	(2,318)	(2,856)	(6,009)	(2,635)

Net income (loss)	$(6,844)	$(1,983)	$2,398	$420	$1,788	$751	$(2,318)	$(2,856)	$(6,009)	$(2,635)

Weighted average common shares:
Basic	30,662	24,507	23,287	22,567	21,878	21,830	21,768	21,731	25,124	21,884

Diluted	30,662	24,507	25,988	25,491	23,601	22,006	21,768	21,731	25,124	21,884

Earnings (loss) per share:
Basic	$(0.22)	$(0.08)	$0.10	$0.02	$0.08	$0.03	$(0.11)	$(0.13)	$(0.24)	$(0.12)

Diluted	$(0.22)	$(0.08)	$0.09	$0.02	$0.08	$0.03	$(0.11)	$(0.13)	$(0.24)	$(0.12)

Note: The above amounts reflect the historical operating results of the Company, excluding the historical operating results of the interior sign division (which do not include allocations of certain operating expenses and interest expense for services provided to the interior sign division by the Company.)

Progressive Gaming International Corporation
Installed Base Summary

	12/31/2005	09/30/05	06/30/05	03/31/05	12/31/04
Table Management (A)	1,980	1,890	1,720	1,600	1,100
Slot Management (1)	49,700	48,500	47,900	45,200	42,000
Server-Based Wagering
- Sports (Rapid Bet Live) (2)	—	—	—	—	—
Slot Games (3)
Total Installed Base	3,132	3,571	3,820	4,148	4,462
Total Installations in Process	191	212	248	228	259
Table Games
Total Installed Base (4)	906	828	863	864	932
Total Installations in Process (5)	37	25	38	29	23

(A)	The installed base as of December 31, 2005 includes only those tables utilizing the Company’s TableLink and PitTrak products, and does not include the total installed base combining tables that will be included as part of the Intelligent Table System partnership, which would total 4,543 as of this date.

(1)	53,345 as of 3/28/06

(2)	12 as of 3/28/06 (in field trial in Nevada)

(3)	3,155 as of 3/28/06

(4)	943 as of 3/28/06

(5)	289 as of 3/28/06